UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 2, 2010

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 2, 2010, Mr. C. Robert Pedraza, Vice President Corporate Strategy moved from his general sales and marketing responsibilities for Altair Nanotechnologies, Inc. (the “Company”) to focus on developing strategic opportunities and the advancement of current major strategic initiatives.

On June 2, 2010, Tom Kieffer, age 52, Senior Director Strategic Marketing of the Company was appointed Vice President Marketing and Sales of the Company.  Prior to joining the Company in March 2010, Mr. Kieffer served as the executive director of customer support excellence and brand from 2005 through March 2009 for Cummins Inc., responsible for corporate brand strategy and identity. Cummins Inc. is a global corporation that designs, manufactures, distributes and services engines and related technologies, including electrical power generation systems, fuel systems, controls, air handling, filtration and emission solutions with 2008 revenues of $14 billion.  From 2001 through the end of 2005 Mr. Kieffer was executive director of engine business marketing for Cummins Inc. leading a global marketing group for a $5 billion engine business unit which included sales force development, product management, marketing strategy, advertising and media relations, market communications, shows and exhibits.  From 1999 through 2000, as executive director engine business automotive marketing for Cummins Inc. Mr. Kieffer led global marketing for the engine business truck and bus markets, including sales force development, market strategy, market communications, advertising and media relations and new product planning. From 1996 to 1998 Mr. Kieffer was general manager responsible Cummins Inc’s $250 million global commercial relationship with PACCAR, a major truck manufacturer. From 1993 through 1995 Mr. Kieffer was director industrial markets with responsibility for Cummins Inc.’s Original Equipment Manufactures (OEM) and North American field sales organizations servicing construction, mining, and agriculture markets.  Mr. Kieffer obtained a bachelor of science in industrial engineering from Purdue University, West Lafayette, Indiana and a master of business administration from Indiana University, Bloomington, Indiana.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: June 7, 2010	By /s/ John Fallini
John Fallini, Chief Financial Officer

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